Exhibit 23.1

CONSENT OF LEGAL COUNSEL

We hereby consent to the use of our name in Form S-8 registration statement of Secure Runway Systems Corp.

Oklahoma City, Oklahoma	STEPHEN A. ZRENDA, JR., P.C.
August 25, 2008

By: /s/ Stephen A. Zrenda, Jr.
Stephen A. Zrenda, Jr.